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                                                                   Exhibit 10.14



                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment to Employment Agreement (the "Amendment") is made and entered into as of this 30th day of December 2000 by and between Theresa Carlise, an individual (the "Executive"), and National Record Mart, Inc., a Delaware corporation (the "Company").

                                    RECITALS

                  A. The Company and Executive are parties to that certain Employment Agreement made as of January 1, 1996 (the "Employment Agreement").

                  B. The Company and Executive desire to amend certain provisions of the Employment Agreement, as set forth herein.

                  NOW THEREFORE, intended to be legally bound, the Company and Executive agree as follows:

                  1. Amendment to Section 1(a). Section 1(a) of the Employment Agreement is hereby amended to read as follows:

                  (a) The term of employment of Executive under this Agreement shall be the period commencing on January 1, 1996 and ending on December 31, 2002. Said term shall be subject to extension by operation of the provisions of Section 1(b) hereof.

                  2. Amendment to Section 1(b). Section 1(b) of the Employment Agreement is hereby amended to read as follows:

                  (b) On December 31, 2002, and on December 31 of each succeeding even-numbered calendar year, the term of employment of the Executive under this Agreement shall be automatically extended to December 31 of the second calendar year thereafter, unless either party, acting under this Section 1(b), has elected to fix the expiration date of the Executive's term of employment hereunder. Each party shall have the right, exercisable by written notice to the other, to terminate the automatic renewal provided for herein and thereby to fix the expiration of Executive's term of employment; provided such notice shall have been given not more than sixty (60) days and not less than thirty (30) days prior to the expiration date in effect at such time. Such notice having been so given, the term of Executive's employment hereunder shall terminate on the expiration date in effect at such time.

                  3. New Section 1(d). Section 1 of the Employment Agreement is hereby amended by adding thereto immediately following Section 1(c) a new
Section 1(d) to read as follows:

                  (d) Notwithstanding the provisions of Sections 1(a) and (b), the term of employment of the Executive under this Agreement shall be subject to early



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         termination by Executive in accordance with the Change in Control
         Agreement between the Company and Executive.

                  4. Miscellaneous. The parties agree that the execution of this Amendment and the matters contemplated hereby were mutually agreed upon and do not and did not trigger any termination rights or compensation provision in the Employment Agreement. Except as amended hereby, the Employment Agreement is hereby ratified and confirmed in all respects. This Amendment shall be governed by and construed in accordance with laws of the Commonwealth of Pennsylvania. Any dispute concerning this Amendment shall be subject to the arbitration provisions set forth in Section 14 of the Employment Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be duly executed as of the day and year first written above.



WITNESS:                                    THERESA CARLISE

Glenn E. Spoharski                          Theresa Carlise
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ATTEST:                                     NATIONAL RECORD MART, INC.


Glenn E. Spoharski                          By: William Teitelbaum
------------------------------                 -------------------------------
Assistant Secretary                         Name:  William Teitelbaum
                                            Title: CEO, President & Chairman